EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement on Form S-3 of our report dated August 24, 2000 on the consolidated statements of operations, shareholders' equity and cash flows of NetWolves Corporation and subsidiaries (the "Company") for the year ended June 30, 2000, included in the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission.


/s/ Eisner LLP
Eisner LLP
(formerly Richard A. Eisner & Company, LLP)

New York, New York
October 24, 2002